UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 10, 2012
(Date of earliest event reported)

ArQule, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21429	04-3221586
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

19 Presidential Way,
Woburn, MA 01801
 (address of Principal Executive Offices) (Zip Code)

(781) 994-0300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement.

On April 10, 2012, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Leerink Swann LLC, acting as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to offer and sell 7,150,000 shares of its common stock in an underwritten public offering at a public offering price of $7.30 per share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,072,500 shares.  The Company expects to receive approximately $48.7 million in net proceeds from the Offering, after underwriting fees and discounts and other offering expenses, or approximately $56.1 million if the Underwriters exercise their option to purchase additional shares in full.  The shares are expected to be delivered to the Underwriters on or about April 16, 2012, subject to the satisfaction of customary closing conditions. Citigroup Global Markets Inc. and Leerink Swann LLC are acting as joint book-running managers for the offering.  Lazard Capital Markets LLC, RBC Capital Markets, LLC and Oppenheimer & Company, Inc. are acting as co-managers.

The offering was made pursuant to our effective Registration Statement on Form S-3 (No. 333-166532) (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission (the “SEC”), our Registration Statement on Form S-3 (No. 333-180635) filed with the SEC pursuant to Rule 462(b) on April 10, 2012, and a prospectus supplement filed with the SEC.

We have made certain customary representations, warranties and covenants in the Underwriting Agreement concerning us and the Registration Statement related to the offering of the shares.  We also have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, certain of our directors and executive officers entered into agreements in substantially the form agreed to by the Underwriters providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

We issued a press release on April 11, 2012 announcing the pricing of the offering, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 1.1—Underwriting Agreement dated April 10, 2012

Exhibit 5.1—Opinion of Arnold & Porter LLP

Exhibit 23.1—Consent of Arnold & Porter LLP (filed with Exhibit 5.1)

Exhibit 99.1—Press Release dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

	By:	/s/ Peter S. Lawrence
Peter S. Lawrence
President & Chief Operating Officer

April 11, 2012